UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 25, 2016 (October 21, 2016)

NATIONAL WESTERN LIFE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55522	47-3339380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 East Anderson Lane Austin, Texas	78752-1602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 836-1010

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 21, 2016, the Board of Directors of National Western Life Group, Inc. declared a cash dividend payable December 2, 2016 to stockholders of record as of November 7, 2016. The dividends declared were $0.36 per common share to Class A stockholders and $0.18 per common share to Class B stockholders.

On October 21, 2016, the Board of Directors of National Western Life Insurance Company (“NWLIC”), a wholly owned subsidiary of National Western Life Group, Inc., appointed Kitty K. Nelson to the position of President and Chief Operating Officer, effective October 24, 2016. She succeeds Ross R. Moody who retains the positions of Chairman of the Board and Chief Executive Officer of NWLIC.

Ms. Nelson (ASA, MAAA) joined NWLIC in November 2002 and most recently served in the capacity of Senior Vice President, Chief Actuary. She currently serves as a member of the Board of Directors of NWLIC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE GROUP, INC.

Date: October 25, 2016	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer